UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 26, 2014
(Date of Report, Date of Earliest Event Reported)

THE RESERVE PETROLEUM COMPANY
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

DELAWARE (State or Other Jurisdiction of Incorporation)	73-0237060 (I.R.S. Employer Identification No.)

6801 Broadway Ext., Suite 300, Oklahoma City, Oklahoma (Address of Principal Executive Offices)	73116-9037 (Zip Code)

(405) 848-7551
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Retirement of Director

On December 26, 2014, Mason McLain, Chairman Emeritus of the Board of Directors of The Reserve Petroleum Company (the "Company") since May 30, 2013 and a Director of the Company since 1955, retired.

(d) Election of Director

The Board of Directors of the Company elected John M. McLain to the Board effective December 26, 2014. Mr. McLain is the son of Mason McLain, the nephew of Director Robert McLain and the brother of Cameron McLain, the Company’s President, Chief Executive Officer, and Exploration Manager, and Kyle McLain, the Company’s Chairman of the Board and Executive Vice President. He will serve as a Director until the Company’s 2015 Annual Meeting of Stockholders. Mr. McLain has not been named to serve on a Board committee.

Since June, 1998, Mr. McLain, age 45, has been Chairman of the Board and President of Baseline Engineering Corporation, which he founded and which is headquartered in Golden, Colorado. He has a Bachelor of Science degree in Civil and Environmental Engineering from Colorado State University and is a licensed/registered professional engineer in Colorado, Nebraska and Oklahoma.

As a Director, Mr. McLain will be entitled to receive $1,500 per meeting for each Board meeting that he attends. The Company provides no stock or stock option awards compensation, non-equity incentive compensation, or deferred compensation to any of its Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Reserve Petroleum Company

By:	/s/ Cameron R. McLain
Cameron R. McLain

Date:  December 29, 2014